Exhibit 99.2

Sohu.com’s Subsidiary Sogou Inc. Plans for Confidential Submission

of Draft Registration Statement for IPO*

BEIJING, July 31, 2017 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, video, search, and gaming business group (“Sohu” or the “Company”), today announced that its controlled Internet search services subsidiary Sogou Inc. (“Sogou”) plans to submit on a confidential basis to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement for a possible initial public offering (or “IPO”) of American depositary shares (or “ADSs”) representing ordinary shares of Sogou. The number and dollar amount of ADSs proposed to be offered and sold have not yet been determined.

The IPO may commence as early as market conditions permit, and is subject to Sogou’s filing with the SEC a registration statement on Form F-1 in compliance with the U.S. Securities Act of 1933, as amended (or the “Securities Act”), and the SEC’s declaring such registration statement effective.

* This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act. As required by Rule 135, this announcement is not intended to, and does not, constitute an offer of any securities for sale.

For investor and media inquiries, please contact:

In China:

Mr. Eric Yuan

Sohu.com Inc.

Tel:        +86 (10) 6272-6593

E-mail:   ir@contact.sohu.com

In the United States:

Ms. Linda Bergkamp

Christensen

Tel:        +1 (480) 614-3004

E-mail:   lbergkamp@christensenir.com